THOMPSON  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.

         HINE

May 30, 2006

Northern Lights Fund Trust

450 Wireless Boulevard

Hauppage, NY  11788

            Re: Northern Lights Fund Trust, File Nos. 333-122917 and 811-21720

Gentleman:

            A legal opinion that we prepared was filed with Post-Effective Amendment No. 12 to the Northern Lights Fund Trust Registration Statement (the "Legal Opinion").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 13 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

THOMPSON HINE LLP